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June 22, 1995



To the Shareholders of EQK Realty Investors I:

We wish to inform you of a printing error contained within the independent auditors' report included in the Company's 1994 Annual Report. The fifth and final paragraph of this report, which appears on page 23 of the 1994 Annual Report, should have read as follows:

         As discussed in Note 2 to the financial statements, the Trust's existing mortgage note and its term loan mature on December 15, 1995. Management's plans with regard to the maturity of the mortgage note and term loan are also described in Note 2.

Enclosed is the appropriate independent auditors' report which should be inserted in your copy of the Company's 1994 Annual Report replacing the current page 23.

Sincerely,



EQK REALTY INVESTORS I


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                      (DELOITTE & TOUCHE LLP LETTERHEAD)

INDEPENDENT AUDITORS' REPORT


To the Board of Trustees and
  Shareholders of EQK Realty Investors I:

We have audited the accompanying balance sheets of EQK Realty Investors I (a Massachusetts business trust) as of December 31, 1994 and 1993 and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements and the financial statement schedule discussed below are the responsibility of the Trust's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of EQK Realty Investors I as of December 31, 1994 and 1993 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

Our audits comprehended the financial statement schedule of EQK Realty Investors I as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements, presents fairly, in all material respects, the information shown therein.

As discussed in Note 2 to the financial statements, the Trust's existing mortgage note and its term loan mature on December 15, 1995. Management's plans with regard to the maturity of the mortgage note and term loan are also described in Note 2.

Deloitte & Touche LLP

March 10, 1995



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